Exhibit 99.1

The First Bancorp Reports Record Results for 2018

DAMARISCOTTA, ME, January 23, 2019 – The First Bancorp (Nasdaq: FNLC), parent company of First National Bank, today announced operating results for the year ended December 31, 2018. Unaudited net income was $23.5 million, up $3.9 million or 20.2% from the $19.6 million reported for the year ended December 31, 2017. Earnings per common share on a fully diluted basis were up $0.36 to $2.17 per share, an increase of 19.9% from the prior year. The Company also announced operating results for the three months ended December 31, 2018. Unaudited net income was $6.4 million, up $1.3 million or 25.1% from the final three months of 2017, with earnings per share on a fully diluted basis for the quarter up $0.12 to $0.59, an increase of 25.5% from the same period in 2017.
“I’m pleased to announce that The First Bancorp produced record earnings in the fourth quarter, culminating a record year” remarked Tony C. McKim, the Company’s President and Chief Executive Officer. “Our record results for the year are linked directly to a $102.5 million or 5.8% increase in earning assets in 2018. This growth led to a 6.1% increase in net interest income, which combined with stable non-interest income and controlled expenses ultimately produced pre-tax income growth of 6.3% for the year. Based upon the strength of the Company’s earnings, we declared a dividend of 29 cents per share in the fourth quarter, representing a payout to our shareholders of 49.15% of net income for the period.”
 2018 FINANCIAL HIGHLIGHTS

•	Net Income for the year increased 20.2% over 2017.

•	Low Cost deposits as of December 31, 2018 totaled $784 million, an increase of $87.7 million or 12.6% year-over-year.

•	Total loans outstanding at December 31, 2018 were $1.24 billion, up $74.1 million or 6.4%, year-over-year.

•
Efficiency Ratio (non-GAAP) stood at 51.50% for 2018, up from 49.72% in 2017 due primarily to a change in the federal income tax rate (the GAAP Efficiency Ratio was 53.28% for the year, up marginally from 52.88% in 2017).

•	The ratio of non-performing assets to total assets at December 31, 2018 was 0.79%, down from 0.86% at December 31, 2017.
FINANCIAL CONDITION
Total assets at December 31, 2018 were $1.95 billion, up $102.7 million from the prior year end. Nearly all of this growth was in earning assets which increased $102.5 million year over year, including loan growth of $74.1 million and investment portfolio growth of $20.5 million.

Total deposits at December 31, 2018 were $1.53 billion, up $108.2 million or 7.6% from December 31, 2017. Growth was concentrated in low-cost deposits which were up $87.7 million, or 12.6% for the year. Deposit growth allowed for an $18.4 million year-over-year reduction in borrowed funds.

The Company’s capital position remained strong as of December 31, 2018, with an estimated total risk-based capital ratio of 15.55%, and an estimated leverage capital ratio of 8.60%, both well in excess of regulatory requirements.
ASSET QUALITY
Asset quality remains solid and stable. As of December 31, 2018, non-performing assets as a percentage of total assets were 0.79%, down from 0.86% a year earlier. Past due loans were 1.08% of total loans at December 31, 2018, down from 1.60% of total loans at December 31, 2017. A total of $167,000 was provisioned for loan losses in the fourth quarter of 2018, bringing the total for the year to $1.5 million, down from the $250,000 and $2.0 million, respectively, provisioned in 2017. The allowance for loan losses stood at 0.91% of total loans as of December 31, 2018, down slightly from the 0.92% of total loans at December 31, 2017. Net charge-offs as a percentage of loans in 2018 were 0.08% as of December 31, 2018, down from 0.12% in 2017 and 0.13% in 2016.

OPERATING RESULTS
Net Income for the year ended December 31, 2018 was $23.5 million, up $3.9 million or 20.2% from the year ended December 31, 2017. On a fully diluted earnings per share basis, 2018 earnings were $2.17, up $0.36 or 19.9% from the prior year. The Company’s Return on Average Assets of 1.23% and Return on Average Tangible Common Equity of 15.18% for the year ended December 31, 2018, were up from 1.10% and 13.11% respectively from the year ended December 31, 2017.
For the three months ended December 31, 2018, net income was $6.4 million, an increase of $1.3 million, or 25.1% from the same period in 2017. Fully diluted earnings per share for the fourth quarter of 2018 were $0.59, up $0.12, or 25.5% from the fourth quarter of 2017.
Contributing factors to the Company’s 2018 annual and fourth quarter results included:

•
Earning asset growth led to a $1.1 million increase in tax-equivalent net interest income year-over-year, despite a decline in the net interest margin from 3.04% to 2.91%. In the fourth quarter of 2018 tax equivalent net interest income was up $359,000 from the same period in 2017. Net interest margin in the fourth quarter of 2018 was 2.92%, down from 3.06% for the same period last year. The quarterly and year-to-date margin declines are due to higher funding costs and a reduced benefit from tax-exempt assets.

•
Non-interest income net of securities gains was $12.5 million for the year ended December 31, 2018, up $386,000 or 3.2% from 2017. Year-to-year revenue growth of 13.1% at First National Wealth Management, the Bank’s trust and investment management division, and a 5.4% increase in deposit-based charges more than offset a 15.5% decline in mortgage banking income.

•	Non-interest expense for 2018 was up $1.8 million or 5.7% from 2017 primarily due to increased employee expense incurred to support the Company’s growth.

•	Continued benefits from the Tax Cuts and Jobs Act of 2017 which reduced the Company’s 2018 income tax expense by $2.3 million from that incurred in 2017.

STOCK PERFORMANCE
On December 20, 2018 the Company’s Board of Directors declared a dividend for the fourth quarter of $0.29 per share, payable on January 31, 2019 to shareholders of record as of January 12, 2019. The company’s stock closed at $26.30 per share on December 31, 2018, down from $27.23 a year ago. With dividends re-invested, shares of The First Bancorp provided shareholders with a total annualized return of 0.20% for the year ended December 31, 2018, 44.25% for the three years then ended, and 86.32% over the five years then ended. The Company’s total return compares favorably with the broad market over the same periods as measured by the S&P 500 with returns of -4.39%, 30.39% and 54.06% respectively, and the Russell 2000, in which we are included, with total returns of -11.03%, 23.69%, and 26.46% respectively. The First Bancorp’s stock performance also compared favorably to the banking industry over these same time horizons as measured by the KBW Regional Bank Index with total returns of -17.49%, 16.87%, and 28.70%% respectively, and the NASDAQ Bank Index with total returns of -16.17%, 21.96% and 41.23% respectively.

The First Bancorp
Consolidated Balance Sheets (Unaudited)

In thousands of dollars except common stock data	December 31, 2018	December 31, 2017
Assets
Cash and due from banks	$19,134	$19,207
Interest-bearing deposits in other banks	12,079	860
Securities available for sale	317,416	297,199
Securities to be held to maturity	255,663	256,567
Restricted equity securities, at cost	11,586	10,358
Loans held for sale	—	386
Loans	1,238,283	1,164,139
Less allowance for loan losses	11,232	10,729
Net loans	1,227,051	1,153,410
Accrued interest receivable	6,660	5,867
Premises and equipment	22,056	22,502
Other real estate owned	584	1,012
Goodwill	29,805	29,805
Other assets	43,556	45,757
Total assets	$1,945,590	$1,842,930
Liabilities
Demand deposits	$163,575	$145,332
NOW deposits	382,923	318,043
Money market deposits	152,043	163,898
Savings deposits	237,135	232,605
Certificates of deposit	372,464	284,066
Certificates $100,000 to $250,000	162,185	232,759
Certificates $250,000 and over	56,760	42,176
Total deposits	1,527,085	1,418,879
Borrowed funds	210,317	228,758
Other liabilities	16,646	13,972
Total Liabilities	1,754,048	1,661,609
Shareholders' equity
Common stock	109	108
Additional paid-in capital	62,746	61,747
Retained earnings	132,460	121,144
Net unrealized loss on securities available-for-sale	(5,051)	(2,901)
Net unrealized loss on securities transferred from available for sale to held to maturity	(197)	(174)
Net unrealized gain on cash flow hedging derivative instruments	1,438	1,544
Net unrealized gain (loss) on postretirement benefit costs	37	(147)
Total shareholders' equity	191,542	181,321
Total liabilities & shareholders' equity	$1,945,590	$1,842,930
Common Stock
Number of shares authorized	18,000,000	18,000,000
Number of shares issued and outstanding	10,862,651	10,829,918
Book value per common share	$17.63	$16.74
Tangible book value per common share	$14.87	$13.97

The First Bancorp
Consolidated Statements of Income (Unaudited)

	For the year ended December 31,		For the quarter ended December 31,
In thousands of dollars, except per share data	2018	2017	2018	2017
Interest income
Interest and fees on loans	$53,548	$45,373	14,384	11,958
Interest on deposits with other banks	242	52	110	6
Interest and dividends on investments	16,753	15,407	4,307	3,858
Total interest income	70,543	60,832	18,801	15,822
Interest expense
Interest on deposits	15,970	9,479	4,839	2,710
Interest on borrowed funds	4,364	4,050	967	904
Total interest expense	20,334	13,529	5,806	3,614
Net interest income	50,209	47,303	12,995	12,208
Provision for loan losses	1,500	2,000	167	250
Net interest income after provision for loan losses	48,709	45,303	12,828	11,958
Non-interest income
Investment management and fiduciary income	3,030	2,680	745	685
Service charges on deposit accounts	2,194	2,081	570	519
Net securities gains	137	471	—	—
Mortgage origination and servicing income	1,565	1,853	523	593
Other operating income	5,674	5,463	1,415	1,413
Total non-interest income	12,600	12,548	3,253	3,210
Non-interest expense
Salaries and employee benefits	17,641	16,601	4,411	4,491
Occupancy expense	2,435	2,400	564	584
Furniture and equipment expense	3,924	3,681	1,108	979
FDIC insurance premiums	1,226	1,008	276	246
Amortization of identified intangibles	43	43	11	11
Other operating expense	8,198	7,918	2,126	1,989
Total non-interest expense	33,467	31,651	8,496	8,300
Income before income taxes	27,842	26,200	7,585	6,868
Applicable income taxes	4,306	6,612	1,222	1,782
Net Income	$23,536	$19,588	$6,363	$5,086
Basic earnings per share	$2.18	$1.82	$0.59	$0.47
Diluted earnings per share	2.17	1.81	0.59	0.47

The First Bancorp
Selected Financial Data (Unaudited)

Dollars in thousands,	For the year ended December 31,		For the quarter ended December 31,
except for per share amounts	2018	2017	2018	2017

Summary of Operations
Interest Income	$70,543	$60,832	$18,801	$15,822
Interest Expense	20,334	13,529	5,806	3,614
Net Interest Income	50,209	47,303	12,995	12,208
Provision for Loan Losses	1,500	2,000	167	250
Non-Interest Income	12,600	12,548	3,253	3,210
Non-Interest Expense	33,467	31,651	8,496	8,300
Net Income	23,536	19,588	6,363	5,086
Per Common Share Data
Basic Earnings per Share	$2.18	$1.82	$0.59	$0.47
Diluted Earnings per Share	2.17	1.81	0.59	0.47
Cash Dividends Declared	1.11	0.95	0.29	0.24
Book Value per Common Share	17.63	16.74	17.63	16.74
Tangible Book Value per Common Share	14.87	13.97	14.87	13.97
Market Value	26.30	27.23	26.30	27.23
Financial Ratios
Return on Average Equity (a)	12.72%	10.91%	13.44%	11.06%
Return on Average Tangible Common Equity (a)	15.18%	13.11%	16.00%	13.25%
Return on Average Assets (a)	1.23%	1.10%	1.29%	1.11%
Average Equity to Average Assets	9.70%	10.04%	9.63%	10.05%
Average Tangible Equity to Average Assets	8.13%	8.36%	8.09%	8.39%
Net Interest Margin Tax-Equivalent (a)	2.91%	3.04%	2.92%	3.06%
Dividend Payout Ratio	50.92%	52.20%	49.15%	51.06%
Allowance for Loan Losses/Total Loans	0.91%	0.92%	0.91%	0.92%
Non-Performing Loans to Total Loans	1.19%	1.27%	1.19%	1.27%
Non-Performing Assets to Total Assets	0.79%	0.86%	0.79%	0.86%
Efficiency Ratio	51.50%	49.72%	50.46%	50.34%
At Period End
Total Assets	$1,945,590	$1,842,930	$1,945,590	$1,842,930
Total Loans	1,238,283	1,164,139	1,238,283	1,164,139
Total Investment Securities	584,665	564,124	584,665	564,124
Total Deposits	1,527,085	1,418,879	1,527,085	1,418,879
Total Shareholders' Equity	191,542	181,321	191,542	181,321
(a) Annualized using a 365-day basis for both 2018 and 2017

Use of Non-GAAP Financial Measures
Certain information in this release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company's performance and believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
In several places net interest income is calculated on a fully tax-equivalent basis. Specifically included in interest income was tax-exempt interest income from certain investment securities and loans. An amount equal to the tax benefit derived from this tax-exempt income has been added back to the interest income total, which adjustments increased net interest income accordingly. Management believes the disclosure of tax-equivalent net interest income information improves the clarity of financial analysis, and is particularly useful to investors in understanding and evaluating the changes and trends in the Company's results of operations. Other financial institutions commonly present net interest income on a tax-equivalent basis. This adjustment is considered helpful in the comparison of one financial institution's net interest income to that of another institution, as each will have a different proportion of tax-exempt interest from its earning assets. Moreover, net interest income is a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average earning assets. For purposes of this measure as well, other financial institutions generally use tax-equivalent net interest income to provide a better basis of comparison from institution to institution. The Company follows these practices.

The following table provides a reconciliation of tax-equivalent financial information to the Company's consolidated financial statements, which have been prepared in accordance with GAAP. A 21.0% tax rate was used in 2018 and 35.0% tax rate in 2017.

	For the year ended December 31,		For the quarter ended December 31,
In thousands of dollars	2018	2017	2018	2017
Net interest income as presented	$50,209	$47,303	$12,995	$12,208
Effect of tax-exempt income	2,156	3,935	553	981
Net interest income, tax equivalent	$52,365	$51,238	$13,548	$13,189
The Company presents its efficiency ratio using non-GAAP information. The GAAP-based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes securities losses and other-than-temporary impairment charges from noninterest expenses, excludes securities gains from noninterest income, and adds the tax-equivalent adjustment to net interest income. The following table provides a reconciliation between the GAAP and non-GAAP efficiency ratio:

	For the year ended December 31,		For the quarter ended December 31,
In thousands of dollars	2018	2017	2018	2017
Non-interest expense, as presented	$33,467	$31,651	$8,496	$8,300
Net interest income, as presented	50,209	47,303	12,995	12,208
Effect of tax-exempt income	2,156	3,935	553	981
Non-interest income, as presented	12,600	12,548	3,253	3,210
Effect of non-interest tax-exempt income	162	338	38	90
Net securities gains	(137)	(471)	—	—
Adjusted net interest income plus non-interest income	$64,990	$63,653	$16,839	$16,489
Non-GAAP efficiency ratio	51.50%	49.72%	50.46%	50.34%
GAAP efficiency ratio	53.28%	52.88%	52.29%	53.83%

The Company presents certain information based upon average tangible common equity instead of total average shareholders' equity. The difference between these two measures is the Company's preferred stock and intangible assets, specifically goodwill from prior acquisitions. Management, banking regulators and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions. The following table provides a reconciliation of average tangible common equity to the Company's consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles:

	For the year ended December 31,		For the quarter ended December 31,
In thousands of dollars	2018	2017	2018	2017
Average shareholders' equity as presented	$185,049	$179,473	$187,766	$176,417
Less intangible assets	(30,001)	(30,044)	(29,978)	(30,064)
Tangible average shareholders' equity	$155,048	$149,429	$157,788	$146,353

Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.
Additional Information
For more information, please contact Richard M. Elder, The First Bancorp's Treasurer & Chief Financial Officer, at 207.563.3195.